Exhibit 10.2

AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into effective as of October 13, 2004, by and between REVETT SILVER COMPANY, a Montana corporation (“Revett”), and ROYAL GOLD, INC., a Delaware corporation (“Royal Gold”).

Recitals

A.           Revett, through one or more of its wholly-owned subsidiaries, including but not limited to RC Resources, Inc., a Montana corporation (“RC Resources”, which, together with any other Revett subsidiaries that now or hereafter own interests in the Properties [defined below], shall be described herein collectively as the “Subsidiaries” and individually as a “Subsidiary”), owns certain mining properties in Sanders County, Montana, as described more specifically in Exhibit A hereto (collectively, the “Properties”).

B.             Revett and another of its wholly-owned subsidiaries, Genesis Inc. (“Genesis”), are parties to a certain Promissory Note (the “Note”) in the principal amount of $5,000,000, dated February 21, 2000, as amended by Third Amendment dated February 1, 2003 (the “Third Amendment”), from Genesis and Revett (previously known as Sterling Mining Company), collectively as “Maker”, to Kennecott Montana Company (“Kennecott”, with Kennecott and any subsequent holder of the Note referred to herein and in the Note as “Payee”), as “Lender”.

C.             The Note is secured by a Mortgage, Security Agreement and Financing Statement, dated February 21, 2000 (the “Mortgage”), from Genesis, as “Mortgagor” and as predecessor to the Subsidiaries as owner of the Properties. The Mortgage encumbers certain of the Properties and certain other properties of Genesis.

D.            Royal Gold wishes to purchase from Revett, and Revett wishes to sell to Royal Gold, certain shares of Revett common stock, with the right and option of Royal Gold to convert those shares into a royalty on the Properties, as provided in this Agreement.

E.              Royal Gold wishes to receive from Revett, and Revett wishes to grant to Royal Gold, the exclusive right and option, but not the obligation, to cure any defaults by Revett, Genesis or the Subsidiaries under the Note or Mortgage and, in the event that the Payee commences any foreclosure proceeding pursuant to the Mortgage, to assume the Payee’s position under the Note and Mortgage or, alternatively, to enter into a replacement promissory note and security instrument, as provided herein.

NOW, THEREFORE, in consideration of the mutual benefits to be derived by the parties hereto pursuant to this Agreement, Revett and Royal Gold hereby agree as follows:

1

ARTICLE I
AGREEMENT TO SELL AND PURCHASE SHARES; CONVERSION RIGHT

1.1              Agreement to Sell and Purchase Shares. On or before October 15, 2004 (the “Closing Date”), Royal Gold shall purchase from Revett, and Revett shall issue and sell to Royal Gold, 1,333,333 shares of previously unissued common stock of Revett (the “Shares”), for a Purchase Price of One Million United States Dollars (US$1,000,000) (the “Closing”). At the Closing, Revett shall deliver to Royal Gold a certificate or certificates registered in the name of Royal Gold representing the Shares, and Royal Gold shall pay the Purchase Price to Revett by wire transfer to Revett’s account at a bank designated by Revett.

1.2              Option to Convert Shares to NSR Royalty. Royal Gold shall have the right to convert (“Conversion Right”) the Shares to a perpetual, non-participating one percent (1%) net smelter return (“NSR”) royalty, as described in Exhibit B hereto (the “Royalty”), on the Properties and other lands, if any, owned or acquired by Revett or the Subsidiaries within the Area of Interest described in Exhibit C hereto, at any time during the period from the Closing Date until sixty (60) days after the later of: (i) Royal Gold having been presented with a positive bankable feasibility study (i.e., a study that is in a form and of a scope generally acceptable to reputable financial institutions that provide financing to the mining industry) with respect to the Properties; or (ii) Revett’s Board of Directors having approved commencement of construction of a mine (the “Mine”) on those Properties. The following conditions and limitations shall apply to the Conversion Right and the Royalty:

(a)         The Conversion Right shall be personal to Royal Gold. If Royal Gold transfers the Shares to another party, the Conversion Right shall terminate.

(b)        The Royalty shall be subordinate to security interests that secure initial third party financing of the construction of the Mine, if and to the extent that the party providing that financing requires such subordination. This subordination to which the Royalty may be subjected shall not prohibit or limit payments due under the Royalty unless and until a default under the financing agreement occurs and is declared by the financing party. In the absence of such default and declaration, payments due under the Royalty shall have priority over any cash sweep or cash reserve requirements under the financing agreement.

1.3              Royal Gold Opportunity to Present Financing Proposal and Right of First Refusal to Provide Financing. At such time, if any, that either Revett or any Subsidiary receives and wishes to accept a reasonably detailed term sheet or other form of proposal for financing of construction of the Mine, the party receiving the proposal shall give Royal Gold a copy of that proposal, and Royal Gold shall have twenty (20) business days thereafter in which to present to Revett a competing proposal for such financing. Further, if at any time either Revett or any Subsidiary receives and wishes to accept a reasonably detailed term sheet or other form of proposal involving either: (i) a royalty, production payment or other similar transaction that is calculated on the basis

2

of a percentage of production or revenues from the Mine, or (ii) royalty financing for the construction of the Mine; it shall provide Royal Gold with a copy of that proposal, and Royal Gold shall have a right of first refusal to provide financing on terms as or more favorable than those contained in the proposal. That right shall be exercisable by Royal Gold for a period of twenty (20) business days after its receipt of the copy of the proposal. If Royal Gold declines either to present a financing proposal or to exercise its right of first refusal, as the case may be, Revett and the Subsidiaries shall have the right for a period of ninety (90) days after that declination to close the transaction but only if the final terms of the transaction to be closed are not materially different from the terms of the proposal presented to Royal Gold. If the transaction is not closed within that ninety (90) day period, or if the terms of the transaction to be closed are materially different from those presented to Royal Gold, then Royal Gold’s rights under this Section 1.3 shall be reinstated.

1.4              Royal Gold Option to Cure Defaults under the Note or Mortgage. Revett hereby agrees that if it, Genesis or any of the Subsidiaries receive a notice from the Payee that requests an interest payment under the Note, as provided in the Third Amendment, Revett shall so inform Royal Gold in writing and provide Royal Gold with a copy of that notice within two (2) business days after Revett’s, Genesis’ or a Subsidiary’s receipt, whichever is earliest, of same. Revett shall exercise its best efforts to make or cause Genesis or a Subsidiary to make payment of that interest payment on or before two (2) days prior to its due date. If they fail to do so, Revett shall so notify Royal Gold in writing on or before that interest payment due date, in which event Royal Gold shall have the exclusive right and option, but not the obligation, to make such payment. If Revett, Genesis or any of the Subsidiaries default under any of their other obligations under the Note, or if Genesis or a Subsidiary defaults under any of their obligations under the Mortgage, and any of them receives a notice of default from the Payee pursuant to either the Note or Mortgage, Revett shall so inform Royal Gold in writing and provide Royal Gold with a copy of the default notice after its, Genesis’ or the Subsidiary’s receipt of same. Revett then shall exercise its best efforts to cure the default or cause Genesis or a Subsidiary to cure the default within twenty (20) days after receipt of the default notice. If the default is not cured within that time period, or if Revett determines that none of them will be able to cure the default within that time period, Revett shall so notify Royal Gold by telephone, facsimile and e-mail on or before the first business day after the twentieth (20th) day, after which Royal Gold shall have the exclusive right and option, but not the obligation, to cure the default cited by the Payee in its notice of default.

1.5              Royal Gold’s Options in the Event of Foreclosure under the Mortgage. If the Payee initiates a foreclosure proceeding pursuant to the Mortgage, Royal Gold shall have the exclusive right and option, but not the obligation, to enter into a transaction with the Payee pursuant to which Royal Gold would assume the position of the Payee under the Note and Mortgage. If for any reason Royal Gold is unable to obtain the Payee’s agreement to Royal Gold’s assumption of Payee’s position, Revett agrees that Royal Gold shall have the exclusive right and option, but not the obligation, to

3

pay off the remaining balance due under the Note, in which event Revett shall execute and shall cause Genesis and/or the appropriate Subsidiary or Subsidiaries to execute a replacement promissory note for the same principal amount and with the same other provisions as the Note, except as provided below in this Section 1.5. Revett also shall cause the appropriate Subsidiary or Subsidiaries to execute a replacement security instrument that contains the same terms and conditions and encumbers the same properties and interests as the Mortgage, with the exception that the replacement security interest shall reflect the revised terms of the replacement note as described below in this Section 1.5. The Note and Mortgage assumed from Payeee by Royal Gold or, in the alternative, the replacement note and security instrument described above, shall be subject to the following further provisions:

(a)         Royal Gold will extend the current Term of the Note through February 21, 2010, but the Note otherwise shall remain unchanged; and

(b)        For the remaining Term of the Note, Royal Gold shall have the right to convert all principal and interest due under the Note into either:

(i)                a perpetual, non-participating three percent (3%) NSR royalty, as defined in Exhibit B hereto, in the Properties and any other lands within the Area of Interest owned or acquired by Revett, Genesis or any of the Subsidiaries within the Area of Interest described in Exhibit C hereto; or

(ii)             previously unissued common stock of Revett, at a conversion rate of US$0.75 per share for all unpaid principal and interest under the Note or replacement note, as applicable, at the time of conversion.

1.6              Maintenance of Title to Properties and Title Information: Recordable Instrument. Revett hereby agrees to maintain the unpatented mining claims within the Properties in good standing and to timely pay all property taxes applicable to the patented mining claims within the Properties. Revett promptly shall provide to Royal Gold, upon written request from Royal Gold, copies of all title information in Revett’s possession and control regarding the Properties. Revett further agrees to cause Genesis and/or one or more of the Subsidiaries to execute a recordable instrument in a form reasonably acceptable to Royal Gold, so as to provide constructive notice of Royal Gold’s rights under this Agreement to receive the NSR royalties in the Mine, as described in Sections 1.2 and 1.5 above.

1.7              Royal Gold Piggy-Back Registration and Anti-Dilution Rights with Respect to Revett Stock. Revett agrees that at such time as it files a registration statement with either United States or Canadian securities regulators for a public offering of its common stock, it will include in such registration the Shares purchased by Royal Gold pursuant to Section 1.1 above, plus all shares of Revett common stock, if any, that have been acquired by Royal Gold pursuant to Section 1.5(b)(ii) above. Revett also agrees to provide Royal Gold with the right and option, but not the obligation, to purchase additional shares of Revett common stock if Revett sells additional stock (either in a private placement or public offering) at a price of less than US$0.75 per share. In such case, the price to Royal Gold shall be equal to the sale price for which

4

such shares were sold; and the number of shares that Royal Gold shall be entitled to purchase at that price shall be a number that will maintain Royal Gold’s percentage ownership of Revett’s issued and outstanding shares at the same percentage level as it was immediately prior to the sale of the Revert shares at less than US$0.75 per share.

1.8              Confidentiality and Press Releases. Neither party shall, without the prior written consent of the other party, disclose to any third party (excluding, however, any representative, affiliate, agent, consultant or contractor of the disclosing party who has a bona fide need to be informed) any information or data concerning operations, including but not limited to exploration, on the Properties that is not generally available to the public; provided, however, that upon not less than five (5) days’ prior written notice to the other party setting forth the nature and content of a proposed disclosure, the disclosing party may disclose information or data pertaining to the Properties; (a) to any third party to whom the disclosing party in good faith anticipates selling all or part of its interest hereunder, or (b) to any lender or underwriter from whom the disclosing party is borrowing or raising funds secured by or based upon the Properties, provided that such lender or underwriter executes a confidentiality agreement in a form that is reasonably acceptable to the non-disclosing party. If a disclosure is, in the good faith judgment of a party, required for compliance with applicable laws, rules, regulation or orders of any governmental agency or stock exchange having jurisdiction over the disclosing party, that party shall provide as much prior notice to the other party of the nature and contents of the proposed disclosure, for the review and comment of the non-disclosing party, as is reasonably possible in the circumstances.

WHEREFORE, the parties have executed this Agreement to be effective as of the date first above written.

ROYAL GOLD, INC.

By:	ILLEGIBLE
PRESIDENT &COO

REVETT SILVER COMPANY

By:	William Orchow
PRESIDENT &CEO

5

EXHIBIT A

to

Agreement

between

Revett Silver Company

and

Royal Gold, Inc.

Dated October 13, 2004

This Exhibit A consists of the attached descriptions of patented mining claims (3 pages) and unpatented mining claims (11 pages) located in Sanders County, Montana, and described collectively in the above Agreement as the “Properties”

RC RESOURCES, INC.

Rock Creek Patented Claim List

Rock Creek Patented Mining Claims - Sanders County, Montana

Name of Claim	Mineral Survey Number
Lynn # 1	11006
Lynn # 2	11006
Lynn # 3	11006
Lynn # 4	11006
Lynn # 5	11006
Lynn # 6	11006
Lynn # 7	11006
Lynn # 8	11006
Lynn # 9	11006
Lynn #10	11006
Lynn #11	11006
Lynn #12	11006
Lynn #13	11006
Lynn #14	11006
Lynn #15	11006
Lynn #16	11006
Lynn #17	11006
Lynn #19	11006
Lynn #26	11006
Lynn #31	11006
Lynn #32	11006
Lynn #33	11006
Lynn #34	11006
Lynn #41	11006
Lynn #42	11006
Lynn #43	11006
Lynn #44	11006
Lynn #85	11006
Lynn #86	11006
Lynn #87	11006
Lynn #88	11006
Lynn #89	11006
Lynn #90	11006
Lynn #91	11006
Lynn #92	11006
Lynn #92A	11006
Cur #55	11007
Cur #67	11007
Cur #68	11007
Cur #87	11007

1

Cur #88	11007
Cur #89	11007
Cur #99	11007
Cur #100	11007
Cur #101	11007
Cur #102	11007
Cur #103	11007
Cur #104	11007
Cur #105	11007
Cur #106	11007
Cur #107	11007
Cur #120	11007
Cur #121	11007
Cur #122	11007
Cur #123	11007
Cur #124	11007
Cur #125	11007
Cur #126	11007
Cur #127	11007
Cur #131	11007
Cur #133	11007
Cur #36	11007
Cur #37	11007
Cur #54	11007
Cur #69	11007
Cur #70	11007
Cur #71-A	11007
Cur #84	11007
Cur #85	11007
Cur #86	11007
Lynn #18	11008
LYNN 18A	11008
Lynn #20	11008
Lynn #22	11008
Lynn #23	11008
Lynn #24	11008
Lynn #25	11008
Lynn #28	11008
Lynn #29	11008
Lynn #30	11008
Lynn #35	11008

2

Lynn #36	11008
Lynn #37	11008
Lynn #38	11008
Lynn #39	11008
Lynn #40	11008
Lynn #45	11008
Lynn #46	11008
Lynn #47	11008
Lynn #50	11008
Lynn #51	11008
Lynn #52	11008
Lynn #55	11008
Lynn #56	11008
Lynn #57	11008
Lynn #60	11008
Lynn #61	11008
LYNN 62	11008
Lynn #65	11008

3

RC RESOURCES, INC.

Rock Creek Unpatented Claim List

Rock Creek Unpatented Mining Claims - Sanders County, Montana

Name of	BLM	Location			Recorded
Claim	Serial No.	Section	Township	Range	Book	Page
Lynn #21 Am.	M MC 12177	23,24,25,26	T27N	R32W	43	58
Lynn #66 Am.	12222	14	T27N	R32W	43	130
Lynn #93	41676	26	T27N	R32W	35	714
Lynn #94 Am.	M MC 41677	27	T27N	R32W	44	918
Lynn #95 Am.	41678	27	T27N	R32W	44	920
Lynn #96	41679	26,35	T27N	R32W	35	720
Additional Certificate 96-A		26,27,34,35	T27N	R32W	44	956
Lynn #97	M MC 41680	26,27,34,35	T27N	R32W	35	722
Additional Certificate 97-A		27,34	T27N	R32W	44	958
Lynn #98 Am.	M MC 41681	27,34	T27N	R32W	44	922
Lynn #99 Am.	41682	34,35	T27N	R32W	44	924
Lynn #100 Am.	41683	34	T27N	R32W	44	926
Lynn #101 Am.	41684	34	T27N	R32W	44	928
Lynn #200	82917	34	T27N	R32W	40	33
Lynn #201	82918	34	T27N	R32W	39	954
Lynn #202 Am.	82919	3,34	T26N,T27N	R32W	41	326
Lynn #203	82920	2,34,35	T26N,T27N	R32W	40	34
Lynn #204 Am.	82921	2	T26N	R32W	41	327
Lynn #205	82922	3	T26N	R32W	39	956
Lynn #206	82923	3	T26N	R32W	39	957
Lynn #207 Am.	82924	2,3	T26N	R32W	41	328
Lynn #208 Am.	82925	2,3	T26N	R32W	41	329
Lynn #209	82926	3	T26N	R32W	39	958
Lynn #210	82927	3	T26N	R32W	39	959
Lynn #211 Am.	82928	2,3	T26N	R32W	41	330
Lynn #212 Am.	82929	2,3	T26N	R32W	41	331
Lynn #213	82930	3	T26N	R32W	39	960
Lynn #214	82931	3	T26N	R32W	39	961
Lynn #215 Am.	82932	2,3	T26N	R32W	41	332
Lynn #216 Am.	82933	2,3	T26N	R32W	41	333
Lynn #217	82934	3	T26N	R32W	39	962
Lynn #218	82935	3	T26N	R32W	39	963
Lynn #219 Am.	82936	2,3	T26N	R32W	41	334
Lynn #220 Am.	82937	2,3	T26N	R32W	41	335

Name of	BLM	Location			Recorded
Claim	Serial No.	Section	Township	Range	Book	Page
Lynn #221	M MC 82938	3	T26N	R32W	39	964
Lynn #223 Am.	82940	2,3	T26N	R32W	41	336
Lynn #240	82954	34	T27N	R32W	39	948
Lynn #241	82955	34	T27N	R32W	39	949
Lynn #242	82956	34	T27N	R32W	39	950
Lynn #243	82957	34	T27N	R32W	39	951
Lynn #244	82958	34	T27N	R32W	39	952
Lynn #246	82959	34	T27N	R32W	40	45
Lynn #247	82960	34	T27N	R32W	40	46
Lynn #248	82961	34	T27N	R32W	40	47
Lynn #249	82962	34	T27N	R32W	40	48
Lynn #250	82963	34	T27N	R32W	40	49
Lynn #251	82964	34	T27N	R32W	40	50
Lynn #252	82965	34	T27N	R32W	40	51
Lynn #253	82966	34	T27N	R32W	40	52
Lynn #254	82967	34	T27N	R32W	40	53
Lynn #255	82968	34	T27N	R32W	40	54
Lynn #256	82969	34	T27N	R32W	40	55
Lynn #257	82970	34	T27N	R32W	40	56
Lynn #269	82982	33,34	T27N	R32W	39	966
Lynn #270	82983	33,34	T27N	R32W	39	967
Lynn #290	83003	35	T27N	R32W	39	953
Lynn #291	83004	35	T27N	R32W	39	992
Lynn #292	83005	35	T27N	R32W	39	993
Lynn #293	83006	35	T27N	R32W	39	994
Lynn #300	83007	2,3	T26N	R32W	39	899

	BLM	County	Location
Name of Claim	Serial No.	Number	Township	Range	Section
L #222	MMC 194947	8044	T26N	R32W	3SE1/4
L #258	194960	8013	T27N	R32W	34SE1/4
L #259	194961	8014	T27N	R32W	34SW1/4
L #260	M MC 194962	8015	T27N	R32W	34SW1/4
L #261	194963	8016	T27N	R32W	34SE1/4
L #262	194964	8017	T27N	R32W	34SE1/4
L #263	194965	8018	T27N	R32W	34SW1/4
L #264	194966	8019	T27N	R32W	34SW1/4
L #265	194967	8020	T27N	R32W	34SE1/4
L #266	194968	8021	T27N	R32W	34SE1/4
L #267	194969	8022	T27N	R32W	34SW1/4
L #274	194970	8023	T27N	R32W	33NE1/4
			T27N	R32W	34NW1/4
L #277	M MC 194973	8026	T27N	R32W	33NE1/4
			T27N	R32W	34NW1/4
L #278	M MC 194974	8027	T27N	R32W	33SE1/4
			T27N	R32W	34SW1/4
L #281	194977	8030	T27N	R32W	33SE1/4
			T27N	R32W	34SW1/4
L #282	M MC 194978	8031	T27N	R32W	33SE1/4
			T27N	R32W	34SW1/4
L #285	194981	8034	T27N	R32W	33SE1/4
			T27N	R32W	34SWI/4
L #301	M MC 194982	8035	T26N	R32W	3SE1/4
L #310	194991	8045	T26N	R32W	3NW1/4
L #311	194992	8046	T26N	R32W	3N1/2
L #312	194993	8047	T26N	R32W	3NW1/4
L #313	194994	8048	T26N	R32W	3N1/2
L #314	194995	8049	T26N	R32W	3NW1/4
L #315	194996	8050	T26N	R32W	3N1/2
L #316	194997	8051	T26N	R32W	3NW1/4
L #3I7	194998	8052	T26N	R32W	3N1/2
L #318	194999	8053	T26N	R32W	3NW1/4
L #319	195000	8054	T26N	R32W	3N1/2
L #320	195001	8055	T26N	R32W	3SW1/4
L #321	M MC 195002	8056	T26N	R32W	3S1/2
L #322	195003	8057	T26N	R32W	3SW1/4
L #323	195004	8058	T26N	R32W	3S1/2
L #324	195005	8059	T26N	R32W	3SW1/4
L #325	195006	8060	T26N	R32W	3S1/2
L #326	195007	8061	T26N	R32W	3SW1/4
L #327	195008	8062	T26N	R32W	3S1/2
L #329	195010	8064	T26N	R32W	3S1/2

Rock Creek Project – Mill Site Claims – Sanders County

Name of	BLM	County	Location
Claim	Serial No.	Number	Township	Range	Section
Rock No.501	M MC 201297	16044	T26N	R32W	20SE1/4
					21SW1/4
		17196	T26N	R32W	20SE1/4
		Amended			21SW1/4
Rock No.502	M MC 201298	16045	T26N	R32W	21SW1/4
		17197
		Amended
Rock No.503	M MC 201299	16046	T26N	R32W	21SW1/4
		17198
		Amended
Rock No.504	M MC 201300	16047	T26N	R32W	21SW1/4
		17199
		Amended
Rock No.505	M MC 201301	16048	T26N	R32W	21SW1/4
		17200
		Amended
Rock No.506	M MC 201302	16049	T26N	R32W	2 1S 1/2
		Amended
Rock No.507	201303	16050	T26N	R32W	20SE1/4
					21SW1/4
		17201	T26N	R32W	20SE1/4
		Amended			21SW1/4
Rock No.508	M MC 201304	16051	T26N	R32W	21SW1/4
		17202
		Amended
Rock No.509	M MC 201305	16052	T26N	R32W	21SW1/4
		17203
		Amended
Rock No.510	M MC 201306	16053	T26N	R32W	21SW1/4
		17204
		Amended
Rock No.511	M MC 201307	16054	T26N	R32W	21SW1/4
		17205
		Amended
Rock No.512	M MC 201308	16055	T26N	R32W	21S1/2
		Amended
Rock No.513	201309	16056	T26N	R32W	21SE1/4
					28NE1/4
		17206	T26N	R32W	21SE1/4
		Amended			28NE1/4
Rock No.514	M MC 201310	16057	T26N	R32W	28NE1/4
		Amended
Rock No.515	201311	16058	T26N	R32W	28NE1/4
		Amended
Rock No.516	201312	16059	T26N	R32W	28NE1/4
		Amended

Rock No.517	201313	16060	T26N	R32W	28NE1/4
		Amended
Rock No.518	201314	16061	T26N	R32W	28NE1/4
		Amended
Rock No.519	201315	16062	T26N	R32W	28NE1/4
		Amended
Rock No.520	201316	16063	T26N	R32W	28NE1/4
		Amended
Rock No.521	201317	16064	T26N	R32W	28NE1/4
		Amended
Rock No.522	201318	16065	T26N	R32W	28NE1/4
		Amended
Rock No.523	201319	16066	T26N	R32W	28NE1/4
		Amended
Rock No.524	201320	16067	T26N	R32W	28NE1/4
		Amended
Rock No.525	201321	16068	T26N	R32W	28NE1/4
		Amended
Rock No.526	201322	16069	T26N	R32W	28NE1/4
		Amended
Rock No.527	201323	16070	T26N	R32W	28NE1/4
		Amended
Rock No.528	201324	16071	T26N	R32W	28NE1/4
		Amended
Rock No.529	201325	16072	T26N	R32W	28NE1/4
		Amended
Rock No.530	201326	16073	T26N	R32W	28NE1/4
		Amended
Rock No.531	201327	16074	T26N	R32W	29NE1/4
		Amended
Rock No.532	201328	16075	T26N	R32W	29NE1/4
		Amended
Rock No.533	M MC 201329	16076	T26N	R32W	29NE1/4
\		Amended
Rock No. 534	201330	16077	T26N	R32W	29NE1/4
		Amended
Rock No.535	201331	16078	T26N	R32W	29NE1/4
		Amended
Rock No.536	201332	16079	T26N	R32W	29NE1/4
		Amended
Rock No.537	201333	16080	T26N	R32W	29NE1/4
		Amended
Rock No.538	201334	16081	T26N	R32W	29NE1/4
		Amended
Rock No.539	201335	16082	T26N	R32W	29NE1/4
		Amended
Rock No.540	201336	16083	T26N	R32W	29NE1/4
		Amended
Rock No.541	201337	16084	T26N	R32W	29NE1/4
		Amended

Rock No.542	201338	16085	T26N	R32W	29NE1/4
		Amended
Rock No.543	201339	16086	T26N	R32W	29NE1/4
		Amended
Rock No.544	201340	16087	T26N	R32W	29NE1/4
		Amended
Rock No.545	201341	16088	T26N	R32W	29NE1/4
		Amended
Rock No.546	201342	16089	T26N	R32W	29NE1/4
		Amended
Rock No.558	201343	16090	T26N	R32W	27SW1/4
		Amended
Rock No.559	201344	16091	T26N	R32W	27SW1/4
		Amended
Rock No.560	201345	16092	T26N	R32W	27SW1/4
		Amended
Rock No.561	201346	16093	T26N	R32W	27SW1/4
		Amended

Rock Creek Unpatented Mining and Mill Site Claims - Sanders County, Montana

	BLM	County	Location
Name of Claim	Serial No.	Number	Township	Range	Section
Lynn #500	M MC 206468		T27N	R32W	27S1/2
Lynn #501	206469		T27N	R32W	27S1/2
Lynn #502	206470		T27N	R32W	27S1/2
Lynn #503	206471		T27N	R32W	27S1/2
Rock No.547	M MC 206472		T26N	R32W	28NE1/4
					27NW1/4
Rock No.548	206473		T26N	R32W	28NE1/4
					27NW1/4
Rock No.549	206474		T26N	R32W	28NE1/4
					27NW1/4
Rock No.550	206475		T26N	R32W	28NE1/4
					27NW1/4
Rock No.601	M MC 206476		T26N	R32W	10W1/2
Rock No.602	206477		T26N	R32W	10 -all
Rock No.603	206478		T26N	R32W	10E1/2
Rock No.604	206479		T26N	R32W	10E1/2
Rock No.605	206480		T26N	R32W	10N1/2
Rock No.606	206481		T26N	R32W	10NE1/4
Rock No.607	206482		T26N	R32W	10NE1/4
Rock No.608	206483		T26N	R32W	10NE1/4
Rock No.609	206484		T26N	R32W	10NE1/4
Rock No.610	206485		T26N	R32W	10NE 1/4
Rock No.6ll	206486		T26N	R32W	10NE1/4
Rock No.6I2	206487		T26N	R32W	ION 1/2
Rock No.6I3	206488		T26N	R32W	10NE1/4
Rock No.614	206489		T26N	R32W	10NE1/4
Rock No.615	206490		T26N	R32W	10NE1/4
Rock No.616	206491		T26N	R32W	10NE1/4
Rock No.6I7	206492		T26N	R32W	10NE1/4
Rock No.618	206493		T26N	R32W	10NE1/4
Rock No.619	206494		T26N	R32W	ION 1/2
Rock No.620	206495		T26N	R32W	10NE1/4
Rock No.621	M MC 206496		T26N	R32W	10NE1/4
Rock No.622	206497		T26N	R32W	10NE1/4
Rock No.623	206498		T26N	R32W	10NEI/4
Rock No.624	206499		T26N	R32W	10NE1/4
Rock No.625	206500		T26N	R32W	10NE1/4
Rock No.626	206501		T26N	R32W	10NE1/4
					3SE1/4
Rock No.627	206502		T26N	R32W	10NE1/4
					3SE1/4
Rock No.628	206503		T26N	R32W	10NE1/4
					3SE1/4
Rock No.629	206504		T26N	R32W	10NE1/4
					3SE1/4

Rock No.630	206505	T26N	R32W	10NE1/4
				3SEI/4
Rock No. 631	206506	T26N	R32W	10NE1/4
				3SE1/4

Rock Creek Project – Tunnel Site Claims – Sanders County

	BLM	County	Location
Name of Claim	Serial No.	Number	Township	Range	Section
Cab No. 1	M MC 206463		T27N	R32W	26SW1/4,
					27SE1/4,
					34NE1/4,
					35NW1/4
Cab No.2	206464		T26N	R32W	10NE1/4,
					3SE1/4
Cab No.3	206465		T26N	R32W	2W1/2,
					3E1/2
Cab No.4	206466		T26N	R32W	2NW1/4,
					3NE1/4
			T27N	R32W	34SE1/4,
					35SW1/4
Cab No.5	206467		T27N	R32W	26SW1/4,
					34NE1/4,
					35 W1/2

Rock Creek Project – Unpatented Mining Claims – Sanders County

	BLM	Location			Recorded
Name of Claim	Serial No.	Section	Township	Range	Book	Page
Cur #29 Am.	MMC 29981	34,35	T27N	R32W	44	930
Cur #30 Am.	29982	35	T27N	R32W	44	932
Cur #38 Am.	29985	35	T27N	R32W	44	934
Cur #39 Am.	29986	35	T27N	R32W	44	936
Cur #40 Am.	29987	35	T27N	R32W	44	938
Cur #41 Am.	29988	34,35	T27N	R32W	44	940
Cur #51 Am.	29989	35	T27N	R32W	44	942
Cur #52 Am.	29990	35	T27N	R32W	44	944
Cur #53 Am.	29991	35	T27N	R32W	44	946
Cur #56 Am.	29994	35	T27N	R32W	42	752
Cur #72	30000	26,35	T27N	R32W	18	503
Additional Certificate 72-A		26,35	T27N	R32W	44	950
Cur #83	30001	26	T27N	R32W	18	525
Additional Certificate 83-A		26	T27N	R32W	44	952
Cur #90	30008	25	T27N	R32W	42	776
Cur #128	30026	25	T27N	R32W	19	65

25 Wynn unpatented lode mining claims and 24 CG unpatented lode mining claims in Sections 21,22, 24-27, 35 & 36, Township 27 North, Range 32 West, PB&M, Sanders County, State of Montana.

Rock Creek Project – Unpatented Mining Claims - Sanders County

Name of Claim	BLM Serial No.	Recorded in Book and Page
Wynn 1	84162	39	615
Wynn 2	84163	39	616
Wynn 3	84164	39	617
Wynn 4	84165	39	618
Wynn 5	84166	39	619
Wynn 7	84168	39	621
Wynn 9	84170	39	623
Wynn 11	84172	39	625
Wynn 20	84181	39	634
Wynn 22	84183	39	636
Wynn 24	84185	39	638
Wynn 26	84187	39	640
Wynn 28	84189	40	350
Wynn 30	84191	40	352
Wynn 32	84193	40	354
Wynn 34	84195	40	356
Wynn 36	84197	40	358

Wynn 37	84198	40	359
Wynn 38	84199	40	360
Wynn 66	84227	40	388
Wynn 68	84229	40	390
Wynn 70	84231	40	392
Wynn 72	84233	40	394
Wynn 74	84235	40	396
Wynn 76	84237	40	398
CG24A	107690	43	628
CG24B	107691	43	629
CG60A	107692	43	630
CG62A	107694	43	632
CG64A	107696	43	634
CG66A	107698	43	636
CG68A	107700	43	638
CG68B	107701	43	639
CG70A	107702	43	640
CG70B	107703	43	641
CG71A	107705	43	643
CG91A	107706	43	644
CG93A	107707	43	645
CG95A	107708	43	646
CG97A	107709	43	647
CG23	83746	39	663
CG57	83780	39	697
CG59	83782	39	699
CG61	83784	39	701
CG63	83786	39	703
CG65	83788	39	705
CG67	83790	39	707
CG69	83792	39	709
CG71	83794	39	711

EXHIBIT B

to

Agreement

between

Revett Silver Company

and

Royal Gold, Inc.

Dated October 13, 2004

DEFINITION OF NET SMELTER RETURNS

(To be incorporated into Deed from appropriate owner [“Grantor”] of the Rock Creek claims [“Properties”] to Royal Gold [“Grantee”, with Schedules 1 and 2 to incorporate Exhibits A and C, respectively, of the above Agreement)

1.               Net Smelter Returns Defined. “Net Smelter Returns” (“NSR”) means the revenues attributed to silver, copper and all other minerals of every kind or character (collectively, “Minerals” and individually, “Mineral”) found in, on or under any of the properties described in Schedule 1 hereto (“Properties”) that are extracted, produced and sold (“Production”); less charges and costs actually incurred by Grantor for smelting and refining those Minerals, but less no other deductions, charges or costs. If the smelting or refining is carried out in facilities owned or controlled, in whole or in part, by Grantor, those charges and costs shall mean the amount that Grantor would have incurred if such operations were carried out at facilities not owned or controlled by Grantor then offering comparable services for comparable products on prevailing terms. Those revenues shall be determined on a calendar month basis, and paid on a quarterly basis, by multiplying the number of ounces, pounds or tonnes, as the case may be, of each Mineral that was sold during that month by the deemed average monthly sales price of each type of Mineral, as determined pursuant to paragraphs l.A, I.B and l.C below.

A.           Silver: The average monthly price for silver shall be calculated by dividing the sum of all of the daily London Fix spot prices (expressed in United States dollars) for silver reported for the month by Platt’s Metals Week, by the number of days during that month for which such prices were reported.

B.             Copper: The average monthly price for copper shall be calculated by dividing the sum of all of the daily per-tonne London Metal Exchange spot prices (expressed in United States Dollars) for Grade A copper reported for the month by Platt’s Metals Week, by the number of days during that month for which such prices were reported.

C.             Other Minerals: The average monthly price for Minerals other than silver and copper shall be calculated by dividing the sum of all of the daily London Metal Exchange spot prices for the final refined product of such Minerals reported for

1

the month by Platt’s Metals Week, by the number of days during that month for which such prices were reported.

D.            Replacement Indices: If either the London Metal Exchange or Platt’s Metals Week cease reporting spot prices for any Mineral described above, those references, with respect to that Mineral, shall be replaced with references to spot prices of that Mineral in the most nearly comparable established market and/or publication selected by the parties’ mutual agreement. If the parties cannot reach agreement on a mutually satisfactory market measure or publication within thirty (30) days after cessation of the applicable report, then either party may submit the issue for resolution pursuant to the procedures set forth in paragraph 4.1 below.

2.               Payment Procedures: Reports.

A.             Payments of NSR Royalty: Payments of the NSR royalty shall be made on a calendar quarter basis, within ten (10) business days after the end of each calendar quarter, by check or wire transfer, at the election of Grantee, to the address set forth in paragraph 4.B. If Grantor stockpiles or warehouses any concentrates or refined product for more than ninety (90) days, Grantor shall be deemed, for purposes of this Deed, to have sold those concentrates or refined product in the calendar month in which the ninetieth (90th) day falls, in which event Grantor shall make a provisional payment of the NSR royalty to Grantee based upon, as applicable, the amount of refined product stockpiled or warehoused, or Grantor’s good faith estimate of the quantities of Minerals in the concentrates stockpiled or warehoused; and a final upward or downward adjustment shall be made when Grantor and the purchaser of the concentrates make final settlement for same.

B.               Financial Reports: Subject to the confidentiality requirements of paragraph 3-D, Grantee shall have the right to be supplied monthly with duplicate settlement sheets from any refinery, mill, smelter or other purchaser of Production, whether or not Production has been sold, and shall contain sufficient information as to the value, pricing and amounts of intermediate product and of final product sold for Grantor’s account, so that Grantee will have access to all information and data that are reasonably necessary and appropriate for it to determine the amount of NSR royalty due it.

C.               Objection, Finality of Payments: Grantee, at its sole election and expense, shall have the right to perform, not more frequently than once annually following the close of each calendar year, an audit by any authorized representative of Grantee of Grantor’s accounts relating to the NSR royalty. Any such inspection shall be for a reasonable length of time during regular business hours, at a mutually convenient time, upon at least ten (10) business days’ prior written notice by Grantee. All NSR royalty payments made in any calendar year shall be considered final and in full accord and satisfaction of all obligations of Grantor, unless Grantee gives written notice describing and setting forth a specific objection to the calculation thereof within one (1) year following the end of that calendar year.

2

Grantor shall account for any agreed upon deficit or excess in NSR royalty payments made to Grantee by adjusting the next monthly statement and payment following completion of such audit to account for such deficit or excess.

3.               Additional Rights, Obligations and Covenants of the Parties.

A.           Commingling of Production: Subject to the limitations, conditions and requirements of this paragraph 3.A, Grantor shall have the right to mix or commingle, either underground, at the surface, or at a processing plant or any other treatment facilities, any Production from the Properties with ores or material derived from other lands or properties that are owned, lease or controlled by Grantor. Before commingling, Grantor shall weigh, measure, sample and analyze the respective ores and materials in accordance with sound mining and metallurgical practices such that the Production Payment can be reasonable and accurately determined. As products are produced from the commingled ores, Grantor shall calculate from representative samples the average percentage recovery of products produced from the commingled ores during each month. In obtaining representative samples and calculating the average grade of commingled ores and average percentage of recovery, Grantor shall use procedures that are in accordance with best practices in the mining and metallurgical industry. The records relating to commingled ores shall be made available for inspection by Grantee, at Grantee’s sole expense, at all reasonable times and shall be retained by Grantor for a period of one (1) year after the calendar year in which the commingling occurred. Notwithstanding the foregoing provisions of this paragraph 3.A, Grantor shall not commingle Production from the Properties with ores or minerals derived from other lands or properties if such commingling has a reasonable likelihood of reducing the recovery rate of metals from that Production below what the recovery rate would have been without commingling. Any disputes concerning commingling procedures or results or the applicability of the prohibition in the preceding sentence shall be resolved pursuant to the procedure set forth in paragraph 4.I.

B.             Geological and Other Data and Reports: From and after the date of execution of this Deed, Grantor shall deliver to Grantee not less frequently that quarterly, or otherwise shall make available, the following data and information relating to operations conducted on or for the benefit of the Properties:

(a)          The monthly operations and exploration report prepared by Grantor for operations on the Properties;

(b)         The annual reserve report for the Properties prepared by Grantor, along with any updates, as and when any of the same have been finalized and approved by Grantor;

(c)          Grantor’s life of mine plan relating to the Properties;

3

(d)                 The annual plan and budget prepared by Grantor relating to the Properties and any amendments thereto, as and when any of the same have been finalized and approved by Grantor; and

(e)                  Any additional material engineering or economic studies or analyses prepared by Grantor and relating to the Properties as and when any of the same have been finalized and approved by Grantor.

C.               Inspection: Grantee and its authorized agents who are experienced in mining operations, at Grantee’s sole risk and expense, shall have the right, exercisable at reasonable intervals and during regular business hours, at a mutually convenient time, and in a reasonable manner conforming to Grantor’s safety rules and regulations and so as not to interfere with Grantor’s operations, to go upon the Properties for the purposes of inspecting same. Grantee shall furnish Grantor with prior written notice of the time and place of any inspection by Grantee pursuant to this paragraph 3.C. Grantee shall defend, indemnify and hold Grantor harmless from and against all costs incurred (including reasonable attorneys’ fees and the costs of defending any such claims) based on claims for damages, including injury or damage to other persons or property, arising out of any death, personal injury or property damage sustained by Grantee, its agents or employees, while in or upon the Properties, unless such death, injury or damage results from Grantor’s gross negligence or willful misconduct.

D.            Confidentiality: Grantee shall not, without the prior written consent of Grantor, disclose to any third party (excluding, however, any representative, affiliate, agent, consultant or contractor of Grantee who has a bona fide need to be informed) any information concerning operations, including exploration, on the Properties which is not generally available to the public; provided, however, that upon not less than five (5) days’ prior written notice to Grantor setting forth the nature and content of the proposed disclosure, Grantee may disclose information or data pertaining to the Properties to: (a) any third party to whom Grantee in good faith anticipates selling or assigning all or a part of its interest hereunder, or (b) any lender or underwriter from whom Grantee is seeking to obtain funds. Grantee shall require those parties to keep the information so provided confidential. If either Grantor or Grantee determines in good faith that a disclosure is required for compliance with applicable laws, rules, regulations or orders of any government agency or stock exchange having jurisdiction, that party shall provide as much prior notice to the other party of the nature and contents of the proposed disclosure, for the review and comment of the other party, as is reasonably possible under the circumstances.

E.                Area of Interest: As further consideration for this Deed, if, as of the Effective Date Grantor owns, or after the Effective Date Grantor acquires, any mining claims, lands, leases or mineral interests within the area described in Schedule

4

2 hereto (the “Area of Interest”), such property shall be deemed to be part of the Properties and subject to all of the terms and conditions of this Deed, including the obligation to pay Grantee the NSR royalty.

F.              Abandonment of Properties: Grantor may elect at any time to terminate or abandon its interests in any and all unpatented mining claims included in the Properties at any time as it may in its sole discretion deem appropriate, subject only to the provisions of this paragraph 3.F. In the event that Grantor wishes to abandon any or all of those unpatented claims, it shall provide Grantee with not less than forty-five (45) days prior notice of its intention to do so and offer to transfer such claims to Grantee. At any time during the forty-five (45) day period, Grantee may notify Grantor that it elects to accept transfer of such claims. In that event, Grantor shall transfer those claims to Grantee by quitclaim deed. If Grantor fails to pay any real estate taxes on any of the Properties and such failure results in a tax delinquency notice, it shall, within thirty (30) days after receipt of that notice, either cure such delinquency or transfer the Properties to Grantee by quitclaim deed; provided, however, if Grantor in good faith disputes such delinquency notice, it shall not be required to cure the alleged delinquency or transfer the Properties to Grantee unless and until the dispute has been finally resolved, either by agreement between the taxing authority and Grantor, or a final administrative or judicial decision from which all appeals have been exhausted or waived.

4.               General Provisions.

A.             Assignment: Either party may assign its interests under this Deed freely, in whole or in part; provided, however, that any transfer or conveyance by either party of any interest in the NSR royalty or in the Properties shall be expressly made subject to, and the assignee or transferee shall commit in writing to be bound by, all of the terms and conditions and covenants of this Deed.

B.               Notices: Any notice, election, report or other correspondence required or permitted hereunder shall be in writing and (i) delivered personally; or (ii) sent by registered or certified United States mail, postage prepaid, return receipt requested; or (iii) sent by reputable overnight courier; (iv) sent by facsimile, with confirmation of delivery requested. All such notices shall be addressed to the party to whom directed as follows.

If to Grantor:

Genesis Inc., c/o Revett Silver Company
11115 E. Montgomery
Suite G
Spokane Valley, Washington 99206
Attention: President
Facsimile Number: 509-891-8901

5

If to Grantee:

Royal Gold, Inc.
1660 Wynkoop St.
Suite 1000
Denver, Colorado 80202-1132
Attention: President
Facsimile Number: 303-595-9385

Either party may, from time-to-time, change its address for future notices hereunder by notice in accordance with this paragraph 4.B.

C.               Amendments and Waiver: No modifications or waivers of the terms and conditions of this Deed shall be binding upon either party unless in writing, dated subsequent to the date of this Deed, and executed by an authorized representative of each party. No waiver by either party of a breach of any of the provisions of this Deed shall be construed as a waiver of any subsequent breach, whether of the same or of a different character.

D.              Relationship of the Parties: The relationship of the parties hereto is contractual only. The NSR royalty shall not grant to Grantee any rights to participate or influence management or decision-making regarding operations on the Properties, nor shall it obligate the Grantee to assume any responsibilities for costs of Grantor’s operations on the Properties or any liabilities resulting there from.

E.                Further Instruments: The parties hereto agree that they will execute any and all instruments as may be necessary or required to carry out and effectuate any and all of the provisions of this Deed.

F.                Binding Effect: This Deed shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

G.               Covenants Run with the Land; Priority: The NSR royalty granted to Grantee by this Deed shall be in the nature of an interest in real property which shall run with the land. The contractual provisions of this Deed shall continue for so long as Grantee, its successors and assigns retain any interest in the Properties or in any of the lands covered by any of the unpatented mining claims included within the Properties as of the date of this Deed, or in any lands made subject to this Deed within the Area of Interest pursuant to paragraph 3.E.

H.            Governing Law: This Deed is made under and shall be interpreted and enforced in accordance with the laws of the State of Montana, without regard

6

to those principles of conflicts of laws that might otherwise require the application of the laws of another jurisdiction.

I.                 Resolution of Technical and Market Issues: The parties acknowledge that technical issues such as but not limited to those relating to commingling, measurements of tonnage, grade and recoveries, and indices for deemed sales prices may arise in the future based upon changes of circumstances which the parties are not able to anticipate at the time of the execution of this Deed. Grantor and Grantee each agree to negotiate in good faith to attempt to resolve any such disputes. If the parties are unable to resolve any such issue which involves a claim for payment or the assertion or a cost or liability by either party of an amount not more than Two Hundred Fifty Thousand Dollars ($250,000), and the resolution of such dispute will not otherwise result in this Deed being declared void, rescinded or otherwise unenforceable by either party, such dispute shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association, except (a) the parties agree that they each shall choose one arbitrator experienced in the technical or market area involved in the dispute and that the two arbitrators so named shall choose a third arbitrator to compile the panel of three (3) arbitrators; (b) the parties shall be entitled to reasonable discovery prior to the arbitration hearing, as determined by the arbitrators; (c) the arbitrators shall be entitled, in their reasonable discretion, to make equitable decisions to govern the parties’ future conduct with respect to such technical or market matters; and (d) the arbitrators shall be entitled, in their reasonable discretion, to award costs of arbitration and attorneys’ fees to the prevailing party.

J.                Rule Against Perpetuities: Any right or interest granted under this Deed (including but not limited to Grantor’s obligations under paragraphs 3.E and 3.F) that would violate any applicable Rule Against Perpetuities or any similar rule of law, shall terminate twenty-one (21) years after the death of the last survivor of the children and grandchildren of Robert F. Kennedy who are alive on the Effective Date.

K.            Memorandum of Deed for Recordation: This Deed shall not be recorded or filed in the county records of Montana or in the Montana State Office of the Bureau of Land Management. Grantor and Grantee shall execute and record in the appropriate Montana county records and file in the Montana State Office of the Bureau of Land Management a short form of this Deed for the purpose of providing constructive notice of the parties’ respective rights and obligations hereunder with respect to the Properties.

7

Exhibit C - Rock Creek Area of Interest
Sanders County, Montana

- T27N, R32W: Sections 13, 14, E1/2 15, E1/2 21, 22, 23, 24, 25, 26, 27, E1/2 28, E1/2 33, 34, 35, 36
- T26N, R32W: Sections 2, 3, 10, 11

R32W
R31W
Patented Claims
Area of Interest
Current Resource
Township 27 North, Range 32 West
Wilderness Boundary
T27N
T26N
Asarco Fee Ground
16
14
13
21
22
23
24
28
27
26
25
33
34
36
4
3
2
1
9
10
11
12